Exhibit 99.1

Prestige Consumer Healthcare Inc. Reports Fiscal 2020 First Quarter Results

•	Revenue $232.2 Million in Q1 Fiscal 2020; Organic Revenue Flat as Expected

•	EPS of $0.65 in Q1 Fiscal 2020

•	Cash Flow From Operations of $52.8 Million in Q1; Non-GAAP Free Cash Flow of $50.8 Million

•	Reduced Debt by $20 Million and Repurchased Approximately $30 million Shares in Q1 Fiscal 2020

•	Reaffirming Previously Issued FY’20 Outlook

TARRYTOWN, N.Y.--(GLOBE NEWSWIRE)-August 1, 2019-- Prestige Consumer Healthcare Inc. (NYSE:PBH) today reported financial results for its first quarter fiscal 2020 ended June 30, 2019.

“Our first quarter represents a solid start to the fiscal year and we are reaffirming our fiscal year 2020 outlook. The business performance continues to benefit from solid consumption trends across our portfolio of leading brands, strong gross margins, a solid financial profile and cash generation. These attributes enabled us to invest behind our brands, opportunistically repurchase shares and further reduce debt during Q1” said Ron Lombardi, Chief Executive Officer of Prestige Consumer Healthcare.

First Fiscal Quarter Ended June 30, 2019

Reported revenues in the first quarter of fiscal 2020 decreased 8.6% to $232.2 million compared to $254.0 million in the first quarter of fiscal 2019. Revenues were flat on an organic basis, which excludes the impact related to the divested Household Cleaning segment and foreign currency. The revenue performance for the quarter was driven by strong international segment growth and consumption growth in the Company’s core brand portfolio domestically, offset by retailer inventory reductions.

Reported gross profit margin in the first quarter fiscal 2020 was 57.7%, compared to 55.4% for the prior year comparable period that included the divested Household Cleaning segment. First quarter fiscal 2020 gross profit margin increased sequentially from the fourth quarter fiscal 2019 gross margin of 57.4%.

Reported net income for the first quarter of fiscal 2020 totaled $33.9 million versus the prior year comparable quarter’s net income of $34.5 million or $35.8 million on a non-GAAP adjusted basis. Diluted earnings per share were $0.65 for the first quarter of fiscal 2020 compared to $0.65 diluted earnings per share, and $0.68 on a non-GAAP adjusted basis, in the prior year comparable period. The prior year comparable period results included profit contribution related to the divested Household Cleaning segment.

Adjustments to net income in the first quarter of fiscal 2019 included legal and various other costs associated with the Household Cleaning divestiture, and the related income tax effects of the adjustments.

Free Cash Flow and Balance Sheet
The Company's net cash provided by operating activities for the first fiscal quarter of 2020 decreased to $52.8 million from

$55.9 million during the same period a year earlier. Non-GAAP free cash flow for the first fiscal quarter of 2020 was
$50.8 million, compared to $53.4 million in the prior year comparable quarter. The Company’s business experienced continued strong cash conversion but was offset by the loss of cash flow from the divestiture of the Company’s Household Cleaning segment.

In the first quarter of fiscal 2020, the Company used its cash flow to reduce debt by $20 million. The Company also executed a portion of its previously-authorized $50 million share repurchase program, repurchasing 0.9 million shares at a total investment of $28.8 million. Subsequent to the quarter, the Company completed its share repurchase program during July 2019.

The Company's net debt position as of June 30, 2019 was approximately $1.8 billion, approximately flat versus the prior quarter as first quarter 2020 cash generation went primarily towards share repurchase. At June 30, 2019 the Company's covenant-defined leverage ratio was 5.0x.

Segment Review

North American OTC Healthcare: Segment revenues totaled $210.8 million for the first quarter of fiscal 2020, compared to the prior year comparable quarter's revenues of $214.8 million. The first quarter fiscal 2020 revenue performance was attributable to increased consumption among the majority of core OTC brands which was more than offset by retailer inventory reductions and unfavorable foreign currency of $0.5 million.

International OTC Healthcare: Segment fiscal first quarter 2020 revenues totaled $21.4 million, compared to $19.4 million reported in the prior year comparable period. Revenues versus the prior year first quarter benefitted from consumption growth and the timing of distributor orders and shipments, partially offset by unfavorable foreign currency of approximately $1 million.

Household Cleaning: As previously announced, the Company sold its Household Cleaning segment on July 2, 2018 and used net proceeds from the divestiture to pay down debt. For the first quarter of fiscal 2019, the Household Cleaning segment generated $19.8 million in revenues, with no reported revenue in subsequent quarters.

Commentary and Outlook for Fiscal 2020

Ron Lombardi, CEO, stated, “We are pleased with our start to fiscal 2020, with solid revenue and profit results reinforcing confidence in our financial outlook for the year.”

“Looking forward, we are pleased with the continuing overall top-line trends of our core portfolio, including market share gains for the majority of the Company’s core brands. Regarding operations, following a strategic analysis we have decided to transition to a new third-party logistics provider and location over the balance of fiscal 2020 in order to best meet the needs of our business and customers for the long-term. We are maintaining our profit outlook on an adjusted basis and expect near-term costs associated with the transition to result in long-term savings to our business.”

“Our stable financial profile and profit outlook for fiscal 2020 enables a disciplined capital allocation approach in which we anticipate our primary use of cash being debt reduction. We continue to benefit from a diverse portfolio of leading brands and remain confident in our long-term growth prospects,” Mr. Lombardi concluded.

Fiscal 2020 Full-Year Outlook
Revenue	$951 to $961 million
Organic Growth Percentage*	Approximately Flat
Adjusted E.P.S.*	$2.76 to $2.83
Adjusted Free Cash Flow*	$200 million or more

Fiscal Q1 2020 Conference Call, Accompanying Slide Presentation and Replay
The Company will host a conference call to review its first quarter results today, August 1, 2019 at 8:30 a.m. ET. The toll-free dial-in numbers are 844-233-9440 within North America and 574-990-1016 outside of North America. The conference ID number is 5433939. The Company provides a live Internet webcast, a slide presentation to accompany the call, as well as an archived replay, all of which can be accessed from the Investor Relations page of the Company's website at www.prestigeconsumerhealthcare.com. The slide presentation can be accessed from the Investor Relations page of the website by clicking on Webcasts and Presentations.

Telephonic replays will be available for one week following the completion of the call and can be accessed at 855-859-2056 within North America and at 404-537-3406 from outside North America. The conference ID is 5433939.

Non-GAAP and Other Financial Information
In addition to financial results reported in accordance with generally accepted accounting principles (GAAP), we have provided certain non-GAAP financial information in this release to aid investors in understanding the Company's performance. Each non-GAAP financial measure is defined and reconciled to its most closely related GAAP financial measure in the “About Non-GAAP Financial Measures” section at the end of this earnings release.

Note Regarding Forward-Looking Statements
This news release contains "forward-looking statements" within the meaning of the federal securities laws that are intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" generally can be identified by the use of forward-looking terminology such as "assumptions," "target," "guidance," "prospects," "outlook," "plans," "projection," "may," "will," "would," "expect," "intend," "estimate," "anticipate," "believe”, "potential," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology. The "forward-looking statements" include, without limitation, statements regarding the Company's expectations regarding future operating results including revenues, organic growth, earnings per share and free cash flow, the Company’s disciplined capital allocation, the Company’s ability to reduce debt and the Company’s ability to position itself for long-term growth. These statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those expected as a result of a variety of factors, including the impact of the Company’s advertising and promotional and new product development initiatives, customer inventory management initiatives, general economic and business conditions, fluctuating foreign exchange rates, consumer trends, competitive pressures, the impact of the transition to a new third party logistics provider, and the ability of the Company’s third party manufacturers and logistics providers and suppliers to meet demand for its products and to reduce costs. A discussion of other factors that could cause results to vary is included in the Company's Annual Report on Form 10-K for the year ended March 31, 2019 and other periodic reports filed with the Securities and Exchange Commission.

About Prestige Consumer Healthcare Inc.
Prestige Consumer Healthcare markets, sells, manufactures and distributes consumer healthcare products to retail outlets throughout the U.S. and Canada, Australia, and in certain other international markets. The Company’s diverse portfolio of brands include Monistat® and Summer’s Eve® women's health products, BC® and Goody's® pain relievers, Clear Eyes® eye care products, DenTek® specialty oral care products, Dramamine® motion sickness treatments, Fleet® enemas and glycerin suppositories, Chloraseptic® and Luden's® sore throat treatments and drops, Compound W® wart treatments, Little Remedies® pediatric over-the-counter products, Boudreaux’s Butt Paste® diaper rash ointments, Nix® lice treatment, Debrox® earwax remover, Gaviscon® antacid in Canada, and Hydralyte® rehydration products and the Fess® line of nasal and sinus care products in Australia. Visit the Company's website at www.prestigeconsumerhealthcare.com.

* See the “About Non-GAAP Financial Measures” section of this report for further presentation information.

Prestige Consumer Healthcare Inc.
Condensed Consolidated Statements of Income and Comprehensive Income
(Unaudited)

	Three Months Ended June 30,
(In thousands, except per share data)	2019	2018
Revenues
Net sales	$232,133	$253,954
Other revenues	21	26
Total revenues	232,154	253,980

Cost of Sales
Cost of sales excluding depreciation	97,100	112,069
Cost of sales depreciation	987	1,288
Cost of sales	98,087	113,357
Gross profit	134,067	140,623

Operating Expenses
Advertising and promotion	34,801	37,111
General and administrative	21,706	23,941
Depreciation and amortization	6,074	7,084
Total operating expenses	62,581	68,136
Operating income	71,486	72,487

Other (income) expense
Interest income	(43)	(100)
Interest expense	25,063	26,040
Other expense, net	416	87
Total other expense	25,436	26,027
Income before income taxes	46,050	46,460
Provision for income taxes	12,125	11,994
Net income	$33,925	$34,466

Earnings per share:
Basic	$0.66	$0.65
Diluted	$0.65	$0.65

Weighted average shares outstanding:
Basic	51,697	52,640
Diluted	52,047	52,942

Comprehensive income, net of tax:
Currency translation adjustments	(224)	(2,974)
Total other comprehensive loss	(224)	(2,974)
Comprehensive income	$33,701	$31,492

Prestige Consumer Healthcare Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	June 30, 2019	March 31, 2019

Assets
Current assets
Cash and cash equivalents	$29,042	$27,530
Accounts receivable, net of allowance of $12,059 and $12,965, respectively	142,927	148,787
Inventories	129,388	119,880
Prepaid expenses and other current assets	9,164	4,741
Total current assets	310,521	300,938

Property, plant and equipment, net	51,387	51,176
Operating lease right-of-use asset	16,097	—
Goodwill	578,309	578,583
Intangible assets, net	2,501,358	2,507,210
Other long-term assets	3,038	3,129
Total Assets	$3,460,710	$3,441,036

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$62,109	$56,560
Accrued interest payable	13,937	9,756
Operating lease liabilities, current portion	5,099	—
Other accrued liabilities	62,346	60,663
Total current liabilities	143,491	126,979

Long-term debt, net	1,779,380	1,798,598
Deferred income tax liabilities	403,750	399,575
Long-term operating lease liability, net of current portion	12,526	—
Other long-term liabilities	19,940	20,053
Total Liabilities	2,359,087	2,345,205

Stockholders' Equity
Preferred stock - $0.01 par value
Authorized - 5,000 shares
Issued and outstanding - None	—	—
Common stock - $0.01 par value
Authorized - 250,000 shares
Issued - 53,741 shares at June 30, 2019 and 53,670 shares at March 31, 2019	537	536
Additional paid-in capital	480,805	479,150
Treasury stock, at cost - 2,848 shares at June 30, 2019 and 1,871 shares at March 31, 2019	(89,493)	(59,928)
Accumulated other comprehensive loss, net of tax	(25,971)	(25,747)
Retained earnings	735,745	701,820
Total Stockholders' Equity	1,101,623	1,095,831
Total Liabilities and Stockholders' Equity	$3,460,710	$3,441,036

Prestige Consumer Healthcare Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended June 30,
(In thousands)	2019	2018
Operating Activities
Net income	$33,925	$34,466
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,061	8,372
Loss on disposal of property and equipment	20	1
Deferred income taxes	4,206	6,755
Amortization of debt origination costs	851	920
Stock-based compensation costs	1,381	1,657
Non-cash operating lease cost	1,338	—
Changes in operating assets and liabilities:
Accounts receivable	5,808	(4,357)
Inventories	(8,939)	(9,303)
Prepaid expenses and other current assets	(4,335)	623
Accounts payable	5,306	16,479
Accrued liabilities	7,616	347
Operating lease liabilities	(1,368)	—
Other	(93)	(108)
Net cash provided by operating activities	52,777	55,852

Investing Activities
Purchases of property, plant and equipment	(1,956)	(2,469)
Net cash used in investing activities	(1,956)	(2,469)

Financing Activities
Borrowings under revolving credit agreement	15,000	20,000
Repayments under revolving credit agreement	(35,000)	(20,000)
Proceeds from exercise of stock options	275	880
Fair value of shares surrendered as payment of tax withholding	(799)	(2,281)
Repurchase of common stock	(28,766)	(49,978)
Net cash used in financing activities	(49,290)	(51,379)

Effects of exchange rate changes on cash and cash equivalents	(19)	(283)
Increase in cash and cash equivalents	1,512	1,721
Cash and cash equivalents - beginning of period	27,530	32,548
Cash and cash equivalents - end of period	$29,042	$34,269

Interest paid	$19,966	$20,907
Income taxes paid	$1,807	$334

Prestige Consumer Healthcare Inc.
Condensed Consolidated Statements of Income
Business Segments
(Unaudited)

	Three Months Ended June 30, 2019
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Household Cleaning	Consolidated
Total segment revenues*	$210,784	$21,370	$—	$232,154
Cost of sales	88,811	9,276	—	98,087
Gross profit	121,973	12,094	—	134,067
Advertising and promotion	31,014	3,787	—	34,801
Contribution margin	$90,959	$8,307	$—	99,266
Other operating expenses				27,780
Operating income				71,486
Other expense				25,436
Income before income taxes				46,050
Provision for income taxes				12,125
Net income				$33,925
*Intersegment revenues of $0.8 million were eliminated from the North American OTC Healthcare segment.

	Three Months Ended June 30, 2018
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Household Cleaning	Consolidated
Total segment revenues*	$214,775	$19,394	$19,811	$253,980
Cost of sales	89,153	7,616	16,588	113,357
Gross profit	125,622	11,778	3,223	140,623
Advertising and promotion	33,258	3,423	430	37,111
Contribution margin	$92,364	$8,355	$2,793	103,512
Other operating expenses				31,025
Operating income				72,487
Other expense				26,027
Income before income taxes				46,460
Benefit for income taxes				11,994
Net income				$34,466
* Intersegment revenues of $2.7 million were eliminated from the North American OTC Healthcare segment.

About Non-GAAP Financial Measures
In addition to financial results reported in accordance with GAAP, we disclose certain Non-GAAP financial measures ("NGFMs"), including, but not limited to, Non-GAAP Organic Revenues, Non-GAAP Organic Revenue Growth Percentage, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Gross Margin Percentage, Non-GAAP Adjusted General and Administrative Expense, Non-GAAP Adjusted General and Administrative Expense Percentage, Non-GAAP EBITDA, Non-GAAP EBITDA Margin, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA Margin, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Free Cash Flow, Non-GAAP Adjusted Free Cash Flow and Net Debt. We use these NGFMs internally, along with GAAP information, in evaluating our operating performance and in making financial and operational decisions. We believe that the presentation of these NGFMs provides investors with greater transparency, and provides a more complete understanding of our business than could be obtained absent these disclosures, because the supplemental data relating to our financial condition and results of operations provides additional ways to view our operation when considered with both our GAAP results and the reconciliations below. In addition, we believe that the presentation of each of these NGFMs is useful to investors for period-to-period comparisons of results in assessing shareholder value, and we use these NGFMs internally to evaluate the performance of our personnel and also to evaluate our operating performance and compare our performance to that of our competitors.
These NGFMs are not in accordance with GAAP, should not be considered as a measure of profitability or liquidity, and may not be directly comparable to similarly titled NGFMs reported by other companies. These NGFMs have limitations and they should not be considered in isolation from or as an alternative to their most closely related GAAP measures reconciled below. Investors should not rely on any single financial measure when evaluating our business. We recommend investors review the GAAP financial measures included in this earnings release. When viewed in conjunction with our GAAP results and the reconciliations below, we believe these NGFMs provide greater transparency and a more complete understanding of factors affecting our business than GAAP measures alone.

NGFMs Defined
We define our NGFMs presented herein as follows:

•
Non-GAAP Organic Revenues: GAAP Total Revenues excluding revenues associated with divestiture, allocated cost that remain after divestiture and impact of foreign currency exchange rates in the periods presented.

•	Non-GAAP Organic Revenue Growth Percentage: Calculated as the change in Non-GAAP Organic Revenues from prior year divided by prior year Non-GAAP Organic Revenues.

•	Non-GAAP Adjusted Gross Margin: GAAP Gross Profit minus certain transition and divestiture-related costs.

•	Non-GAAP Adjusted Gross Margin Percentage: Calculated as Non-GAAP Adjusted Gross Margin divided by GAAP Total Revenues.

•	Non-GAAP Adjusted General and Administrative Expense: GAAP General and Administrative expenses minus certain transition and divestiture-related costs.

•	Non-GAAP Adjusted General and Administrative Expense Percentage: Calculated as Non-GAAP Adjusted General and Administrative expense divided by GAAP Total Revenues.

•	Non-GAAP EBITDA: GAAP Net Income (Loss) less net interest expense (income), income taxes provision (benefit), and depreciation and amortization.

•	Non-GAAP EBITDA Margin: Calculated as Non-GAAP EBITDA divided by GAAP Total Revenues.

•	Non-GAAP Adjusted EBITDA: Non-GAAP EBITDA less certain transition and divestiture-related costs.

•	Non-GAAP Adjusted EBITDA Margin: Calculated as Non-GAAP Adjusted EBITDA divided by GAAP Total Revenues.

•	Non-GAAP Adjusted Net Income: GAAP Net Income (Loss) before certain transition and divestiture-related costs, applicable tax impact associated with these items and normalized tax rate adjustment.

•	Non-GAAP Adjusted EPS: Calculated as Non-GAAP Adjusted Net Income, divided by the weighted average number of common and potential common shares outstanding during the period.

•	Non-GAAP Free Cash Flow: GAAP Net cash provided by operating activities less cash paid for capital expenditures.

•	Non-GAAP Adjusted Free Cash Flow: Non-GAAP Free Cash Flow plus cash payments made for transition costs associated with divestiture.

•	Net Debt: Calculated as total principal amount of debt outstanding ($1,793,000 at June 30, 2019) less cash and cash equivalents ($29,042 at June 30, 2019). Amounts in thousands.

The following tables set forth the reconciliations of each of our NGFMs to their most directly comparable financial measures presented in accordance with GAAP.

Reconciliation of GAAP Total Revenues to Non-GAAP Organic Revenues and related Non-GAAP Organic Revenue Growth percentage:

	Three Months Ended June 30,
	2019	2018
(In thousands)
GAAP Total Revenues	$232,154	$253,980
Revenue Growth	(8.6)%
Adjustments:
Revenues associated with divestiture	—	(19,811)
Allocated costs that remain after divestiture	—	(659)
Impact of foreign currency exchange rates	—	(1,402)
Total adjustments	—	(21,872)
Non-GAAP Organic Revenues	$232,154	$232,108
Non-GAAP Organic Revenue Growth as a Percentage of GAAP Total Revenues	—%

Reconciliation of GAAP Gross Profit to Non-GAAP Adjusted Gross Margin and related Non-GAAP Adjusted Gross Margin percentage:

	Three Months Ended June 30,
	2019	2018
(In thousands)
GAAP Total Revenues	$232,154	$253,980

GAAP Gross Profit	$134,067	$140,623
GAAP Gross Profit as a Percentage of GAAP Total Revenue	57.7%	55.4%
Adjustments:
Transition and other costs associated with divestiture (1)	—	170
Total adjustments	—	170
Non-GAAP Adjusted Gross Margin	$134,067	$140,793
Non-GAAP Adjusted Gross Margin as a Percentage of GAAP Total Revenues	57.7%	55.4%
(1) Items related to divestiture represent costs related to divesting of assets sold, including (but not limited to) costs to exit or convert contractual obligations.

Reconciliation of GAAP General and Administrative Expense and related GAAP General and Administrative Expense percentage to Non-GAAP Adjusted General and Administrative Expense and related Non-GAAP Adjusted General and Administrative Expense percentage:

	Three Months Ended June 30,
	2019	2018
(In thousands)
GAAP General and Administrative Expense	$21,706	$23,941
GAAP General and Administrative Expense as a Percentage of GAAP Total Revenue	9.3%	9.4%

Adjustments:
Transition and other costs associated with divestiture (1)	—	1,422
Total adjustments	—	1,422
Non-GAAP Adjusted General and Administrative Expense	$21,706	$22,519
Non-GAAP Adjusted General and Administrative Expense Percentage as a Percentage of GAAP Total Revenues	9.3%	8.9%
(1) Items related to divestiture represent costs related to divesting of assets sold including (but not limited to), costs to exit or convert contractual obligations, severance and consulting costs; and certain costs related to the consummation of the divestiture process such as insurance costs, legal and other related professional fees.

Reconciliation of GAAP Net Income to Non-GAAP EBITDA and related Non-GAAP EBITDA Margin, Non-GAAP Adjusted EBITDA and related Non-GAAP Adjusted EBITDA Margin:

	Three Months Ended June 30,
	2019	2018
(In thousands)
GAAP Net Income	$33,925	$34,466
Interest expense, net	25,020	25,940
Provision for income taxes	12,125	11,994
Depreciation and amortization	7,061	8,372
Non-GAAP EBITDA	78,131	80,772
Non-GAAP EBITDA Margin	33.7%	31.8%
Adjustments:
Transition and other costs associated with divestiture in Cost of Goods Sold (1)	—	170
Transition and other costs associated with divestiture in General and Administrative Expense (1)	—	1,422
Total adjustments	—	1,592
Non-GAAP Adjusted EBITDA	$78,131	$82,364
Non-GAAP Adjusted EBITDA Margin	33.7%	32.4%
(1) Items related to divestiture represent costs related to divesting of assets sold including (but not limited to), costs to exit or convert contractual obligations, severance and consulting costs; and certain costs related to the consummation of the divestiture process such as insurance costs, legal and other related professional fees.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income and related Non-GAAP Adjusted Earnings Per Share:

	Three Months Ended June 30,
	2019	2019 Adjusted EPS	2018	2018 Adjusted EPS
(In thousands, except per share data)
GAAP Net Income	$33,925	$0.65	$34,466	$0.65
Adjustments:
Transition and other costs associated with divestiture in Cost of Goods Sold (1)	—	—	170	—
Transition and other costs associated with divestiture in General and Administrative Expense (1)	—	—	1,422	0.03
Tax impact of adjustments (2)	—	—	(404)	—
Normalized tax rate adjustment (3)	—	—	193	—
Total adjustments	—	—	1,381	0.03
Non-GAAP Adjusted Net Income and Adjusted EPS	$33,925	$0.65	$35,847	$0.68
(1) Items related to divestiture represent costs related to divesting of assets sold including (but not limited to), costs to exit or convert contractual obligations, severance and consulting costs; and certain costs related to the consummation of the divestiture process such as insurance costs, legal and other related professional fees.
(2) The income tax adjustments are determined using applicable rates in the taxing jurisdictions in which the above adjustments relate and includes both current and deferred income tax expense (benefit) based on the specific nature of the specific Non-GAAP performance measure.
(3) Income tax adjustment to adjust for discrete income tax items.

Reconciliation of GAAP Net Income to Non-GAAP Free Cash Flow and Non-GAAP Adjusted Free Cash Flow:

	Three Months Ended June 30,
	2019	2018
(In thousands)
GAAP Net Income	$33,925	$34,466
Adjustments:
Adjustments to reconcile net income to net cash provided by operating activities as shown in the Statement of Cash Flows	14,857	17,705
Changes in operating assets and liabilities as shown in the Statement of Cash Flows	3,995	3,681
Total adjustments	18,852	21,386
GAAP Net cash provided by operating activities	52,777	55,852
Purchases of property and equipment	(1,956)	(2,469)
Non-GAAP Free Cash Flow	50,821	53,383
Transition and other payments associated with divestiture (1)	—	189
Non-GAAP Adjusted Free Cash Flow	$50,821	$53,572
(1) Payments related to divestiture represent costs related to divesting of assets sold including (but not limited to), costs to exit or convert contractual obligations, severance and consulting costs; and certain costs related to the consummation of the divestiture process such as insurance costs, legal and other related professional fees.

Outlook for Fiscal Year 2020:

Reconciliation of Projected GAAP EPS to Projected Non-GAAP Adjusted EPS:

	2020 Projected EPS
	Low	High
Projected FY'20 GAAP EPS	$2.61	$2.68
Adjustments:
Integration of new logistics provider(1)	0.15	0.15
Total Adjustments	0.15	0.15
Projected Non-GAAP Adjusted EPS	$2.76	$2.83
(1) Represents costs to integrate our new logistics provider into our operations.

Reconciliation of Projected GAAP Net cash provided by operating activities to Projected Non-GAAP Adjusted Free Cash Flow:

2020 Projected Free Cash Flow
(In millions)
Projected FY'20 GAAP Net cash provided by operating activities	$205
Additions to property and equipment for cash	(15)
Projected Non-GAAP Free Cash Flow	190
Payments associated with integration of new logistics provider	10
Projected Non-GAAP Adjusted Free Cash Flow	$200